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                                                                     EXHIBIT 3.2



                                     BY-LAWS

                                       OF

                             SCG HOLDING CORPORATION

                          As amended February 17, 2000



                                    ARTICLE I
                                     OFFICES

                  SECTION 1. REGISTERED OFFICE. The registered office of SCG Holding Corporation (hereinafter referred to as the "Corporation") shall be established and maintained at the office of The Corporation Trust Company, in the City of Wilmington, in the County of New Castle, in the State of Delaware, which shall be the registered agent of the Corporation in charge thereof.

                  SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors of the Corporation (hereinafter referred to as the "Board") may from time to time appoint or the business of the Corporation may require.


                                   ARTICLE II
                             MEETING OF STOCKHOLDERS

                  SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the offices of the Corporation in Delaware on the first Tuesday of June at 11:30 A.M.

                  If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next business day. At each annual meeting, the stockholders entitled to vote shall elect directors by plurality vote, in accordance with Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation, and the stockholders may transact such other corporate business as shall be stated in the notice of the meeting.

                  SECTION 2. SPECIAL MEETINGS. Except as provided in the Amended and Restated Certificate of Incorporation of the Corporation, special meetings of the stockholders may be called only on the order of the Chairman of the Board or the Board and shall be held at
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such date, time and place as may be specified by such order. The business permitted to be conducted at any special meeting of the stockholders is limited to the purpose or purposes specified by such order.

                  SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Corporation and these By-Laws may vote in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney-in-fact. If a quorum is present, the affirmative vote of a majority of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote thereat shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these By-Laws.

                  A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  SECTION 4. QUORUM. Except as otherwise required by law, by the Amended and Restated Certificate of Incorporation of the Corporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed; but, unless the Board fixes a new record date, only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

                  SECTION 5. NOTICE OF MEETINGS. Written notice of all meetings of the stockholders shall be mailed or delivered to each stockholder not less than ten nor more than sixty days before the meeting. The notice or an accompanying document shall identify the business to be transacted at the meeting as determined by the Board and, if directors are to be elected, the nominees therefor proposed by the Board.

                  Other business may be transacted at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the sponsoring stockholder (a) not less than ninety nor more than one hundred twenty days before the first Tuesday in June (or, if the Board has designated another date for the annual meeting pursuant to Section 1 of this
Article II, not less than ninety nor more than one hundred twenty days before such other date, or, if such other date has not been publicly disclosed or announced at least one hundred five days in


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advance, then not less than fifteen days after such initial public disclosure or announcement) a written notice setting forth (i) as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares that are owned beneficially and of record by such stockholder on the date of such stockholder's notice and (iv) any material interest of the stockholder in such proposal, and (b) not more than ten days after receipt by the sponsoring stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. Notwithstanding anything in these By-Laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 5 of Article II. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 5 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any business so determined to be not properly brought before the meeting shall not be transacted.

                  Candidates for election to the Board (other than nominees proposed by the Board) may be nominated at the annual meeting (but not at any special meeting), only if the Secretary of the Corporation has received from the nominating stockholder (a) not less than ninety nor more than one hundred twenty days before the first Tuesday in June (or, if the Board has designated another date for the annual meeting pursuant to Section 1 of this Article II, not less than ninety days nor more than one hundred twenty days before such other date, or, if such other date has not been publicly disclosed or announced at least one hundred five days in advance, then not less than fifteen days after such initial public disclosure or announcement) a written notice setting forth (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of directors, or would otherwise by required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if such Regulation 14A or any successor regulation or statute were applicable (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and (iii) the class and number of shares that are owned beneficially and of record by such stockholder on the date of such stockholder's notice, and (b) not more than ten days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require. Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director except in accordance with the provisions of this Section 5 of Article II. The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 5 of Article II and, if he or she should so determine, such officer shall so declare to the meeting and any such defective nomination shall be disregarded.

                                   ARTICLE III
                                    DIRECTORS



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                  SECTION 1. NUMBER. The number of directors shall be fixed by the Board from time to time in accordance with Article NINTH of the Amended and Restated Certificate of Incorporation of the Corporation.

                  SECTION 2. COMMITTEES. The Board may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees of the Board, each such committee to consist of one or more directors.

                  SECTION 3. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

                  Regular meetings of the Board or any committee of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the Board or such committee, as the case may be.

                  Special meetings of the Board may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of any two directors on at least one day's notice to each director and shall be held at such place or places as may be determined by the Board, or shall be stated in the call of the meeting.

                  Unless otherwise restricted by the Amended and Restated Certificate of Incorporation of the Corporation or by these By-Laws, members of the Board or any committee of the Board, may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                  SECTION 4. QUORUM. A majority of the Board or a majority of the members of a committee of the Board shall constitute a quorum of the Board or such committee, as the case may be, for the transaction of business. If at any meeting of the Board or a committee there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board or such committee, as the case may be, unless the Amended and Restated Certificate of Incorporation of the Corporation or these By-Laws shall require the vote of a greater number.

                  SECTION 5. COMPENSATION. Non-employee directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the Board or any committee thereof as may be established by resolution of the Board; provided that no compensation shall be so paid for participation in any action taken pursuant to Article III, Section 6; provided further that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.



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                  SECTION 6. ACTION WITHOUT MEETING. Any action required or
permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee, as the case may be.

                                   ARTICLE IV
                                    OFFICERS

                  SECTION 1. OFFICERS. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board and who shall hold office until their successors are elected and qualified. In addition, the Board may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they deem proper. None of the officers of the Corporation need be directors of the Corporation. The officers shall be elected at the first meeting of the Board after each annual meeting. More than two offices may be held by the same person.

                  SECTION 2. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  SECTION 3. CHAIRMAN. The Chairman of the Board, if one be elected ,shall preside at all meetings of the Board and he shall have and perform such other duties as from time to time may be assigned to him by the Board.

                  SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or nonelection of the Chairman of the Board, at all meetings of the Board, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

                  SECTION 5. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

                  SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board.

                  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, or the President, taking proper vouchers for such disbursements. He shall render to


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the President and Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

                  SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the Corporation and of the Board or any committee of the Board in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

                  SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                    ARTICLE V
                                  MISCELLANEOUS

                  SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice Chairman of the Board, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures may be facsimiles.

                  SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

                  SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.



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                  SECTION 4. STOCKHOLDERS RECORD DATE. In order that the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  SECTION 5. DIVIDENDS. Subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the company.

                  SECTION 6. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Said seal may be used by causing it or a facsimile to be impressed or affixed or reproduced or otherwise.

                  SECTION 7. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board.

                  SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolutions of the Board.

                  SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated (and except in the case of notice pursuant to Article III, Section 3), and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

                  Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Amended and Restated Certificate of Incorporation of the Corporation or By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



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                                   ARTICLE VI
                                   AMENDMENTS

                  In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized and empowered to adopt, amend and repeal any By-Law of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to amend or repeal any By-Law made by the Board. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these By-Laws (and notwithstanding that a lesser percentage may be specified by law), the provisions of Article II, Sections 1, 2 and 5, Article III, Section 1 and this Article VI of these By-Laws may not be amended or repealed, nor may any By-Law provision inconsistent herewith or therewith be adopted, by the stockholders of the Corporation unless such action is approved by the affirmative vote of the holders of not less than sixty-six and two thirds percent (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article VI as a single class.






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